UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

December 31, 2007

Date of Report (Date of earliest event reported)

LEESPORT FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-14555	23-2354007
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

1240 Broadcasting Road, Wyomissing, Pennsylvania	19610
(Address of principal executive offices)	(Zip Code)

(610) 208-0966

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)   On December 31, 2007, the employment agreement, as amended, between Vito A. DeLisi, Executive Vice President of  Leesport Financial Corp. (“Leesport”) and President of the Madison Bank Division of Leesport Bank, the wholly-owned banking subsidiary of Leesport, expired in accordance with its terms.  As a result of the expiration of his employment agreement, Mr. DeLisi’s employment with Leesport and Leesport Bank terminated, and he resigned from his positions as a director of Leesport and Leesport Bank, effective December 31, 2007.  Mr. DeLisi’s resignation did not result from any disagreement with Leesport on any matter relating to its operations, policies or practices.  (A copy of Mr. DeLisi’s employment agreement, as amended, was filed as an exhibit to Leesport’s Current Report on Form 8-K, dated December 28, 2005.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEESPORT FINANCIAL CORP.

Dated: January 7, 2008

	By:	/s/ Edward C. Barrett
Edward C. Barrett
Chief Financial Officer